Exhibit 99.2

Sovereign and Seacoast Approve Amended Terms of Agreement

[Deal Becomes More Accretive to Earnings and is Equivalent to a $275 Million Stock Buyback]

BOSTON, MA...Sovereign Bancorp, Inc. (“Sovereign”) (NYSE: SOV) today announced that it has elected to amend its merger agreement with Seacoast Financial Services Corporation (“Seacoast”) (NASDAQ: SCFS) to provide for a cash election as a percentage of the overall consideration. Sovereign previously announced its acquisition of Seacoast, a pro forma $5.3 billion financial institution headquartered in New Bedford, Massachusetts, on January 26, 2004 in a stock-for-stock exchange valued at approximately $1.1 billion, or approximately $35.00 per Seacoast share outstanding.

In summary, the amended merger agreement gives Seacoast shareholders the flexibility to elect to receive shares of Sovereign Common Stock or cash subject to the limitation that 75% of all the outstanding shares of Seacoast common stock are exchanged for Sovereign common stock and 25% of the outstanding shares of Seacoast common stock are exchanged for cash. It also provides that each shareholder of Seacoast may receive the same dollar value of consideration for each share of Seacoast common stock, whether such shareholder elects to receive cash or stock.

The amendment also contains the mechanics for effecting the cash/stock election and the equalization of the merger consideration between Seacoast shareholders who elect to receive cash and those who elect to receive stock.

All other material terms and conditions of the initial merger agreement remain essentially unchanged. The amendment to the merger agreement is expected to be filed with the SEC on Form 8-K no later than Tuesday, April 13, 2004.

Commenting on the merger agreement amendment, Jay S. Sidhu, Sovereign’s Chairman and Chief Executive Officer, noted “We are pleased to be able to offer this flexibility to Seacoast shareholders. As we have discussed recently, Sovereign’s internal generation of capital has become so strong that we are forecasting over $750 million of tangible capital growth in 2005. We also recently raised $800 million through a convertible trust preferred issuance. All of this capital is not needed to meet our 2005 capital targets, and we have been looking at various ways to maximize our use of this excess capital that will benefit all of our current and prospective shareholders. We believe our stock is meaningfully undervalued at this time and that we should take advantage of the buy back opportunity implicit in providing fewer shares of Sovereign common stock and more cash to Seacoast shareholders. This also gives us the ability to give Seacoast shareholders a choice to elect to receive cash or stock. Sovereign is currently trading at a P/E of only 10.5 times the median of our 2005 cash earnings estimate of $1.95 — $2.05.”

Noted Kevin G. Champagne, Seacoast President and Chief Executive Officer, “We are pleased with the additional flexibility and value that Sovereign is providing our shareholders with this change and believe that it represents a clear win-win situation for the shareholders of our two companies. We look forward to becoming part of Sovereign in the third quarter, and we continue to work with Sovereign’s team members every day in order to assure a seamless transition for our customers, employees, and communities we serve.”

“Sovereign remains committed to striving to achieve approximately $1.65 — $1.70 in operating earnings and $1.75 — $1.80 in cash earnings during 2004, which excludes the impact of merger-related charges for our recently completed and pending acquisitions. Sovereign also remains committed that this merger amendment does not change any of Sovereign’s 2004 or 2005 capital goals or earnings goals, or our ability to achieve these goals. If anything, this should make our Seacoast acquisition more accretive to earnings than the previously contemplated all-stock structure,” stated Sidhu.

Sovereign Bancorp, Inc., (“Sovereign”) (NYSE: SOV), which has its New England headquarters in Boston, Massachusetts, is the parent company of Sovereign Bank, which is proforma pending acquisitions a $55 billion financial institution with 650+ community banking offices, over 1,200 ATMs and about 8,300 team members in Connecticut, Massachusetts, New Hampshire, New Jersey, New York, Pennsylvania, and Rhode Island. In addition to full-service retail banking, Sovereign offers a broad array of financial services and products including business and corporate banking, cash management, capital markets, trust and wealth management, and insurance. Sovereign is, pro forma for pending acquisitions, one of the top 20 largest banking institutions in the United States. For more information on Sovereign Bank, visit www.sovereignbank.com or call 1-877-SOV-BANK.

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Note:

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Sovereign’s management uses the non-GAAP measures of Operating Earnings and Cash Earnings, and the related per share amounts, in their analysis of the company’s performance. These measures, as used by Sovereign, adjust net income determined in accordance with GAAP to exclude the effects of special items, including significant gains or losses that are unusual in nature or are associated with acquiring and integrating businesses, and certain non-cash charges. Operating earnings represent net income adjusted for the after-tax effects of merger-related and integration charges and the loss on early extinguishment of debt. Cash earnings are operating earnings excluding the after-tax effect of amortization of intangible assets and stock-based compensation expense associated with stock options, restricted stock, bonus deferral plans and ESOP awards. Since certain of these items and their impact on Sovereign’s performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information in evaluating the operating results of Sovereign’s core businesses. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This press release contains statements of Sovereign’s strategies, plans, and objectives, as well as estimates of future operating results for 2004 and beyond for Sovereign Bancorp, Inc. as well as estimates of financial condition, operating efficiencies and revenue generation. These statements and estimates constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; Sovereign’s ability in connection with any acquisition to complete such acquisition and to successfully integrate assets, liabilities, customers, systems and management personnel Sovereign acquires into its operations and to realize expected cost savings and revenue enhancements within expected time frame; the possibility that expected one time merger-related charges are materially greater than forecasted or that final purchase price allocations based on the fair value of acquired assets and liabilities and related adjustments to yield and/or amortization of the acquired assets and liabilities at any acquisition date are materially different from those forecasted; and other economic, competitive, governmental, regulatory, and technological factors affecting the Company’s operations, integrations, pricing, products and services.

Additional Information About the Merger

Sovereign and Seacoast will be filing documents concerning the merger with the Securities and Exchange Commission, including a registration statement on Form S-4 containing a prospectus/proxy statement which will be distributed to stockholders of Seacoast. Investors are urged to read the registration statement and the proxy statement/prospectus regarding the proposed transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Investors will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Sovereign and Seacoast, free of charge on the SEC’s Internet site (http://www.sec.gov). In addition, documents filed by Sovereign with the SEC, including filings that will be incorporated by reference in the prospectus/proxy statement, can be obtained, without charge, by directing a request to Sovereign Bancorp, Inc., Investor Relations, 1130 Berkshire Boulevard, Wyomissing, Pennsylvania 19610 (Tel: 610-988-0030). In addition, documents filed by Seacoast with the SEC, including filings that will be incorporated by reference in the prospectus/proxy statement, can be obtained, without charge, by directing a request to Seacoast Financial Services Corporation, One Compass Place, New Bedford, Massachusetts 02740, Attn: James R. Rice, Senior Vice President, Marketing (Tel: 508-984-6000). Directors and executive officers of Seacoast may be deemed to be participants in the solicitation of proxies from the stockholders of Seacoast in connection with the merger. Information about the directors and executive officers of Seacoast and their ownership of Seacoast common stock is set forth in Seacoast’s proxy statement for its 2003 annual meeting of stockholders, as filed with the SEC on April 15, 2003. Additional information regarding the interests of those participants may be obtained by reading the prospectus/proxy statement regarding the proposed merger transaction when it becomes available. INVESTORS SHOULD READ THE PROSPECTUS/PROXY STATEMENT AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.